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                                                                    Exhibit 10.4


                                ALLAN D. DALTON
                           2003 EXECUTIVE BONUS PLAN

You are eligible for an annual bonus of 100% of your annual base salary, subject to achievement of certain goals and objectives, with the ability to earn a bonus of up to 200% of your annual base salary, subject to exceeding such goals and objectives. Your 2003 bonus award will be based on the following:

CORPORATE FINANCIAL PERFORMANCE ELEMENT: 70% WEIGHT

Corporate financial performance element calculated pursuant to the following chart:

INCOME       OI
VS `02    (000,000)       %       %       %       %       %       %       %
------    ---------      ---     ---     ---     ---     ---     ---     ---
34.50     $(22.50)       86      93      100     107     114     121     128
33.25     $(23.75)       78      86      93      100     107     114     121
31.00     $(25.00)       71      78      86      93      100     107     114
29.75     $(26.25)       64      71      78      86      93      100     107
28.50     $(27.50)       57      64      71      78      86      93      100
27.25     $(28.75)       50      57      64      71      78      86      93
26.00     $(30.00)       43      50      57      64      71      78      86
24.75     $(31.25)       36      43      50      57      64      71      78
23.50     $(32.50)       29      36      43      50      57      64      71

           REVENUE       233     240     247     254     261     268     275
          (000,000)

          INCREASE       13      20      27      34      41      48      55
           VS. `02

NOTES:

Target Bonus (100%) is achieved at original AOP.

Current forecast produces a 50% payout.

For results better than those depicted on the above chart, Compensation Committee may increase bonuses at its discretion.

For results worse than those depicted on the above chart, Compensation Committee may decrease or eliminate bonuses at its discretion.

Eligibility for 200% bonus requires $325 million of revenue (25% improvement over plan), Operating Income better than $(20 million) for the year, and positive 4th Quarter Operating Income.
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Operating Income to be calculated excluding the impact of:

      AOL settlement;
      Litigation settlements;
      Extraordinary traffic buys (i.e. MSN).


INDIVIDUAL PERFORMANCE OBJECTIVES: 30% WEIGHT

      -     Achieve REALTOR.com OI target.

      -     Successfully introduce and implement channel management function.

      - Introduce and implement plan to reduce, and ultimately eliminate, MLS royalties.

      -     Gain continued support from NAR.

      -     Create major broker support through marketing partnerships.

      -     Establish REALTOR.com broker council.

      -     Drive success of MLS Seminar Series.

      - Enhance messaging and results of WLV Account Executives and Major Accounts team.

      -     Develop business plan for REALTOR.com convention in January.

      -     Generate additional advertising revenue through recruiting program.

      - Speak and create revenue from dozens of appearances at state, national and brand conventions and trade shows.

Final determination of bonus award if any is subject to Compensation Committee approval. Payment of any bonus award shall be based on the Company's overall financial position at the time performance is reviewed by the Committee. Final approved bonus will be paid after year-end close (i.e. bonus is annual, not quarterly).